                                                                   EXHIBIT 10.3


               CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

                 This Contribution, Conveyance and Assumption Agreement, dated as of June _______, 1996, is entered into by and among HERITAGE PROPANE PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), HERITAGE OPERATING, L.P., a Delaware limited partnership (the "Operating Partnership"), HERITAGE-BI STATE CORP., a Delaware corporation ("HBSC") and HERITAGE HOLDINGS, INC., a Delaware corporation (the "Company").

                                    RECITALS

                 WHEREAS, the Company, as general partner, and James Bertelsmeyer ("Bertelsmeyer"), as the organizational limited partner, have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") for the purpose of serving as the sole limited partner of the Operating Partnership; and

                 WHEREAS, the Company contributed $10.00 to the capital of the Partnership and received a 1% general partner interest therein; and Bertelsmeyer contributed $990.00 to the capital of the Partnership and received a 99% limited partner interest therein; and

                 WHEREAS, the Company and the Partnership have heretofore formed the Operating Partnership pursuant to the Delaware Act for the purpose of aquiring, owning and operating the propane business and assets of the Company (the "Business"); and

                 WHEREAS, the Company contributed $10.10 to the capital of the Operating Partnership and received a 1.01% general partner interest therein; and the Partnership contributed





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$989.90 to the capital of the Operating Partnership and received a 98.98%
limited partner interest therein;

                 WHEREAS, immediately prior to the consummation of the transactions contemplated hereby, New Mexico Propane of Taos, Inc., a New Mexico corporation, was merged into its immediate parent Heritage Propane of New Mexico, Inc;

                 WHEREAS, the Company has previously formed Bi State Merger Corp., a Delaware corporation ("BSMC"), as a wholly owned subsidiary of the Company, and caused its subsidiary Heritage Nevada Inc., an Oklahoma corporation, to merge into BSMC;

                 WHEREAS, HBSC and the Company have previously formed Heritage-Bi State, L.L.C., a Delaware limited liability company (the "LLC") owned 99% by the Company and 1% by HBSC;

                 WHEREAS, immediately prior to the consummation of the transactions contemplated hereby, the Company has caused BSMC to merge with and into the LLC such that the LLC is the resulting owner of the 50% general partnership interest in Bi State Propane, a California general partnership, previously held by Heritage Nevada, Inc.;

                 WHEREAS, immediately prior to the consummation of the transactions contemplated hereby, (i) Ikard of Texas, Inc., Sawyer Gas of Jacksonville, Inc., Heritage Propane of New Mexico, Inc., Holton's LP Gas Co., Northern Energy, Inc. and Carolane Propane Gas, Inc., each wholly-owned subsidiaries of Heritage Propane Corporation, a Delaware corporation ("Heritage"), will be merged with and into Heritage, and (ii) Heritage, a wholly-owned subsidiary of the Company, will be merged with and into the Company, with the Company being the surviving corporation in the merger;





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                 WHEREAS, concurrently with the consummation of the
transactions contemplated hereby, the Company will issue $120,000,000 in principal amount of notes to certain institutional investors in a private placement;

                 WHEREAS, as of the date hereof, the Company, as general partner, and the Partnership, as organizational limited partner, have entered into that certain Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"); and

                 WHEREAS, as of the date hereof, Bertelsmeyer, as the organizational limited partner, and the Company, as the general partner, have entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement");

                 WHEREAS, pursuant to the Operating Partnership Agreement, the Company has agreed to contribute to the Operating Partnership, as a capital contribution thereto, substantially all of its assets related to the Business (including its 99% interest in the LLC (the "LLC Interest")) in exchange for
(i) the continuation of its 1.01% general partner interest in the Operating Partnership, (ii) a limited partner interest in the Operating Partnership and
(iii) the assumption by the Operating Partnership of substantially all of the liabilities of the Company;

                 WHEREAS, pursuant to the Operating Partnership Agreement, HBSC has agreed to contribute $1,000 to the Operating Partnership as a capital contribution thereto in exchange for a 1.01% limited partner interest in the Operating Partnership.

                 WHEREAS, pursuant to the Partnership Agreement, the Company has agreed to contribute to the Partnership, as a capital contribution thereto, all of its limited partner interests in





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the Operating Partnership and the LLC Interest in exchange for (i) its continued 1% general partner interest in the Partnership and (ii) Subordinated Units;

                 WHEREAS, in connection with the above described contributions, the Company has agreed to indemnify the Partnership and the Operating Partnership from and against certain liabilities and the Operating Partnership has agreed to indemnify the Company from and against certain liabilities;

                 NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 The following capitalized terms shall have the meanings given below.

                 "Agreement" means this Contribution, Conveyance and Assumption Agreement.

                 "Assets" means all of the assets owned, leased or held by the Company, as of the Effective Time, of every kind character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located, including, without limitation, all of the assets necessary to operate the Business as presently being operated by the Company and all right, title and interest of the Company in and to the following assets:

                 (a)      propane inventory;

                 (b) storage tanks and containers, propane cylinders, office furniture, furnishings, computers and equipment of any kind;

                 (c) all real property wherever located, together with all buildings, improvements, appurtenances and fixtures of every kind or nature located thereon;





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                 (d)      all rights in real property or personal property
         arising under leases, easements or other contracts or arrangements;

                 (e) all motor vehicles, trailers, tanks, railcars, and related equipment, whether owned or leased;

                 (f) every contract, agreement, arrangement, grant, gift, trust or other arrangement or understanding of any kind;

                 (g) any and all right, claims and causes of action that the Company may have under warranties, insurance policies or otherwise against any person or property, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, insofar as any of the same relate to the Business prior to the Effective Time and such rights, claims or causes of action representing reimbursement or recovery of amounts actually paid by the Partnership or the Operating Partnership after the Effective Time;

                 (h) every right to sell or distribute any product or service;

                 (i) all know-how, every trade secret, every customer list and all other confidential information of every kind;

                 (j) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

                 (k)      every business conducted prior to the Effective Time;

                 (l)      every other proprietary right of any kind;

                 (m) all governmental licenses, permits and authorizations of every kind;





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                 (n)      all rights, benefits, privileges and appurtenances
         pertaining to any of the foregoing;

         excluding, however, any of such assets that constitute Excluded Assets.

                 "Assumed Liabilities" means all of the Company's liabilities arising from or relating to the Assets or the Business, as of the Effective Time, of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, excluding, however, any of such liabilities that constitute Excluded Liabilities.

                 "BSMC" has the meaning assigned to such term in the Recitals to this Agreement.

                 "Business" has the meaning assigned to such term in the Recitals to this Agreement.

                 "Company" has the meaning assigned to such term in the opening paragraph of this Agreement.

                 "Conveyance, Assignment and Bill of Sale" means that certain Conveyance, Assignment and Bill of Sale, dated of even date herewith, in recordable form from the Company to the Operating Partnership, the form of which is attached hereto as Exhibit A.

                 "Delaware Act" has the meaning assigned to such term in the Recitals to this Agreement.

                 "Effective Time" means 9:00 a.m. Eastern Standard Time on June ______, 1996.

                 "Excluded Assets" means those assets of the Company described on Schedule 1 hereto.

                 "Excluded Liabilities" means all of the liabilities described on Schedule 2 hereto.





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                 "Existing Indebtedness" means the indebtedness of the Company evidenced by [Notes] in the principal amount of $120,000,000.

                 "HBSC" has the meaning assigned to such term in the opening paragraph of this Agreement.

                 "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

                 "Limited Partner Interest" has the meaning assigned to such term in Section 2.2.

                 "LLC" has the meaning assigned to such term in the Recitals to this Agreement.

                 "LLC Interest" has the meaning assigned to such term in the Recitals to this Agreement.

                 "Operating Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

                 "Operating Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

                 "Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

                 "Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

                 "Restriction" has the meaning assigned to such term in Section 8.2.

                 "Restriction-Asset" has the meaning assigned to such term in
Section 8.2.

                 "Specific Conveyances" has the meaning assigned to such term in Section 2.3.





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                 "Subordinated Units" has the meaning assigned to such term in the Partnership Agreement.

                                   ARTICLE II

                   CONTRIBUTION TO THE OPERATING PARTNERSHIP

         2.1. Contribution. (a) The Company hereby grants and conveys to the Operating Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Assets in exchange for (i) the consideration stated in Section 2.2, (ii) the assumption of certain liabilities by the Operating Partnership as provided in Section 4.1 and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the Operating Partnership hereby accepts the Assets, as a contribution to the capital of the Operating Partnership.

                 TO HAVE AND TO HOLD the Assets unto the Operating Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in any wise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

         (b) HBSC hereby grants and conveys to the Operating Partnership, its successors and assigns, $1,000 in exchange for a 1.01% limited partnership interest in the Operating Partnership and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the Operating Partnership hereby accepts the $1,000 as a contribution to the capital of the Operating Partnership.

         2.2. Consideration for Contributions. (a) In consideration for the contribution of the Assets to the Operating Partnership by the Company, the Operating Partnership hereby (i) continues the Company's 1.01% general partner interest in the Operating Partnership and (ii) grants and conveys





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to the Company a 98.98% limited partner interest in the Operating Partnership
(the "Limited Partner Interest") and (b) in consideration for the contribution of $1,000 to the Operating Partnership by HBSC, the Operating Partnership grants and conveys to HBSC a 1.01% limited partner interest in the Operating Partnership.

         2.3. Specific Conveyances. To further evidence this conveyance and more fully and effectively convey record title with respect to the real property included in the Assets, the Company has executed and delivered to the Operating Partnership multiple counterparts of the Conveyance, Assignment and Bill of Sale substantially in the form attached hereto as Exhibit A (the "Specific Conveyances"). The Specific Conveyances shall evidence and perfect the sale and contribution made by this Agreement and shall not constitute a second conveyance of the Assets or interests therein. The Specific Conveyances are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth and are not intended to create, and shall not create, any additional covenants or warranties of or by the Company.

                                  ARTICLE III

                        CONTRIBUTION TO THE PARTNERSHIP

         3.1 Contribution. (a) The Company hereby grants and conveys to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest of the Company in and to the Limited Partner Interest and the LLC Interest in exchange for (i) the consideration stated in Section 3.2, and (ii) other good and valuable consideration, the sufficiency of which is hereby acknowledged and the Partnership hereby accepts the Limited Partner Interest and the LLC Interest, as a contribution to the capital of the Partnership.





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                 TO HAVE AND TO HOLD the Limited Partner Interest and the LLC
Interest unto the Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

         3.2 Consideration for Contribution. In consideration for the contribution made pursuant to Section 3.1, the Partnership hereby (i) continues the Company's 1% general partner interest in the Partnership and (ii) issues, grants and conveys to the Company 3,702,943 Subordinated Units.

                                   ARTICLE IV

                       ASSUMPTION OF CERTAIN LIABILITIES

         4.1. Assumption of Certain Liabilities by the Operating Partnership. In connection with the contribution and transfer of the Assets to the Operating Partnership by the Company, the Operating Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the Assumed Liabilities, including the payment obligations of the Company with respect to the Existing Indebtedness, to the full extent that the Company has been heretofore or would have been in the future were it not for the execution and delivery of this Agreement obligated to pay, perform and discharge the Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Assumed Obligations shall not increase the obligation of the Operating Partnership with respect to the Assumed Liabilities beyond that of the Company, waive any valid defense that was available to the Company with respect to the Assumed Liabilities or enlarge any rights or remedies of any third party under any of the Assumed Liabilities.





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                                   ARTICLE V

                                INDEMNIFICATION

         5.1. Indemnification With Respect to Excluded Liabilities. The Company shall indemnify, defend and hold harmless the Partnership, the Operating Partnership and their respective successors and assigns from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, arising from or relating to the Excluded Liabilities.

         5.2. Indemnification With Respect to Operations Prior to the Effective Time. The Company shall indemnify, defend and hold harmless the Partnership, the Operating Partnership and their respective successors and assigns from and against any and all claims, demands, costs and expenses (including court costs and reasonable attorneys fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, arising from or relating to the operation of the Assets or the Business conducted with the Assets prior to the Effective Time, other than any such claims, demands, costs, liabilities and expenses arising from or relating to a change in Laws after the Effective Time; provided, however, that notwithstanding the foregoing, the Company shall not be required to indemnify, defend and hold harmless the Partnership, the Operating Partnership and their respective successors and assigns to the extent that any of the foregoing claims, demands, costs, liabilities and expenses are recovered through insurance proceeds paid to the owner of the Assets.

         5.3. Indemnification With Respect to Assumed Liabilities. Except as set forth in Section 5.2, the Operating Partnership shall indemnify, defend and hold harmless the Company, its





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successors and assigns from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, arising from or relating to the Assumed Liabilities.

         5.4. Indemnification With Respect to Existing Indebtedness. The Operating Partnership shall indemnify, defend and hold harmless the Company, its successors and assigns from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, arising from or relating to the liabilities and outstanding indebtedness of the Company under the Existing Indebtedness.

                                   ARTICLE VI

                                 TITLE MATTERS

         6.1.   Encumbrances.  The contribution of the Assets made under
Section 2.1 is made expressly subject to all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Assets or the Business and operations conducted thereon or therewith, in each case to the extent the same are valid, enforceable and affect the Assets, including, without limitation, all matters that a current survey or visual inspection of the Assets would reflect, and to the Assumed Liabilities.





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         6.2.   Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales
Laws.

                 (a) THE COMPANY IS CONVEYING THE ASSETS "AS IS" WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY (ALL OF WHICH THE COMPANY HEREBY DISCLAIMS), AS TO (i) TITLE, (ii) FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY, OR
         (iii) ANY OTHER MATTER WHATSOEVER. THE PROVISIONS OF THIS SECTION 6.2 HAVE BEEN NEGOTIATED BY THE OPERATING PARTNERSHIP AND THE COMPANY AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OF THE COMPANY, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

                 (b) The contribution of the Assets made under Section 2.1 is made with full rights of substitution and subrogation of the Operating Partnership, and all persons claiming by, through and under the Operating Partnership, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Company, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

                 (c) The Company and the Operating Partnership agree that the disclaimers contained in this Section 6.2 are "conspicuous" disclaimers. Any covenants implied by statute or law by the use of the words "grant," "convey," "bargain," "sell," "assign,"





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          "transfer," "deliver," or "set over" or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

                 (d) Each of the parties hereto hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                               FURTHER ASSURANCES

         7.1. Company Assurances. From time to time after the date hereof, and without any further consideration, the Company shall execute, acknowledge and deliver all such additional deeds, assignments, conveyances, instruments, notice releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate more fully to assure the Operating Partnership, its successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to the Operating Partnership or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

         7.2. Partnership and Operating Partnership Assurances. From time to time after the date hereof, and without any further consideration, the Partnership and the Operating Partnership shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.





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                                  ARTICLE VIII

                               POWER OF ATTORNEY

         The Company hereby constitutes and appoints the Operating Partnership, its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Company, its successors and assigns, and for the benefit of the Operating Partnership, its successors and assigns, to demand and receive from time to time the Assets and to execute in the name of the Company and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Operating Partnership or the Company for the benefit of the Operating Partnership, as may be appropriate, any and all proceedings at law, in equity or otherwise which the Operating Partnership, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Assets, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do any and all such acts and things in furtherance of this Agreement as the Operating Partnership, its successors or assigns shall deem advisable. The Company hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Company, its successors or assigns or by operation of law.





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                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1.    Order of Completion of Transactions; Effective Time.

                 (a) The transactions provided for in Articles II and III of this Agreement shall be completed on the date of this Agreement in the following order:

                 First, the transactions provided for in Article II shall be completed; and

                 Second, following the completion of the transactions as provided in first above the transactions provided for in Article III shall be completed.

                 (b) The contribution of the Assets to the Operating Partnership shall be effective for all purposes as of the Effective Time.

         9.2. Consents; Restriction on Assignment. If there are prohibitions against or conditions to the conveyance of one or more portions of the Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate the Operating Partnership's rights with respect to such portion of the Assets (herein called a "Restriction"), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the "Restriction-Asset") pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction-Asset subject thereto shall become effective automatically as of





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the Effective Time, without further action on the part of the Operating
Partnership or the Company. The Company and the Operating Partnership agree to use their best efforts to obtain satisfaction of any Restriction on a timely basis. The description of any portion of the Assets as a "Restriction-Asset" shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets. In the event that any Restriction-Asset exists, the Company agrees to hold such Restriction-Asset in trust for the exclusive benefit of the Operating Partnership and to otherwise use its best efforts to provide the Operating Partnership with the benefits thereof, and the Company will enter into other agreements, or take such other action as it deems necessary, in order to help ensure that the Operating Partnership has the assets and concomitant rights necessary to enable it to operate the Assets contributed to the Operating Partnership in all material respects as they were operated prior to the Effective Time.

         9.3. Costs. The Operating Partnership shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the Operating Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 9.2.

         9.4. Headings: References: Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular





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provision of this Agreement.  All references herein to Articles, Sections,
Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

         9.5. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

         9.6. No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

         9.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         9.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma applicable to contracts made and to be performed wholly





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
within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

         9.9. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

         9.10. Deed; Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

         9.11. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" to this Agreement.

         9.12 Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.





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
         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                        HERITAGE HOLDINGS, INC.


                                        By:_____________________________________

                                        Name:__________________________________
_
                                        Title:__________________________________



                                        HERITAGE OPERATING, L.P.

                                        By:  Heritage Holdings, Inc.,
                                             as general partner


                                             By:_______________________________



                                        HERITAGE PROPANE PARTNERS, L.P.

                                        By:  Heritage Holdings, Inc.,
                                             as general partner


                                             By:_______________________________



                                        HERITAGE-BI STATE CORP.


                                        By:_____________________________________

                                        Name:__________________________________
_
                                        Title:__________________________________






                                    -20-